Exhibit (d)(6)

December 22, 2011

Blackbaud, Inc.

Re: Disclosure Procedures for Highly Confidential Information

This letter agreement governs the terms of disclosure by Convio, Inc. (“Target”) to Blackbaud, Inc. (“Buyer”) of information and documents to members of the Clean Team that are identified as “Highly Confidential Information”, in furtherance of Buyer’s efforts to conduct due diligence with respect to its potential acquisition of Target (the “Transaction”). “Highly Confidential Information” shall include, without limitation, all information and documents that are responsive to line items which Target has marked as Highly Confidential Information on the diligence request list included in the electronic data room established by Target in connection with this Transaction. Buyer has indicated that review of Highly Confidential Information by certain of its independent consultants or employees is necessary in order for Buyer to move forward in conducting due diligence on the Transaction.

Subject to this letter agreement, Target may grant access to Highly Confidential Information to the independent consultants or employees of Buyer listed on Schedule A hereto (the “Clean Team”). Buyer warrants that (a) no current or future member of the Clean Team shall, prior to the consummation of the Transaction, and for a period of 2 years following termination of the Transaction in the event that the Transaction is not consummated, be involved in day-to-day sales and marketing or materials procurement; provided, further, that ordinary course approvals made by Buyer’s legal, accounting and finance personnel in accordance with Buyer’s internal controls, or tangential coordination without input into Buyer’s sales and marketing or materials procurement shall not be considered day-to-day involvement; and (b) each current member of the Clean Team has been instructed, and agrees, and each future member of the Clean Team shall be instructed and, as a condition of access to Highly Confidential Information shall agree, (i) not to use any Highly Confidential Information for any purpose unrelated to Buyer’s conduct of due diligence for the Transaction, and (ii) not to disclose any Highly Confidential Information to anyone who is not on the Clean Team, including, without limitation, employees, officers or directors of Buyer who are not on the Clean Team. Subject to the provisions hereof, Schedule A may be amended in writing from time to time by mutual consent of the parties.

Nothing herein shall prohibit Clean Team members from sharing aggregated data or information summaries based on Highly Confidential Information with Buyer’s employees or representatives in a format and level approved by Target in advance; provided that, in doing so, Clean Team members shall not disclose (without limitation) any of the following information obtained or derived from the Highly Confidential Information: current or future pricing information, marketing or strategic customer engagement plans, customer names (or other information, such as specific customer locations, that would enable the identification of specific customers), information that would enable the identification of the specific formulations and products that are sold to specific customers, detailed cost and margin information, and competitively sensitive technical information (such as designs, specifications and product formulations) regarding Target’s products and technology.

Buyer shall be responsible for any acts or omissions of any Clean Team member that constitutes a breach of the obligations set forth in this letter agreement. The obligations of Buyer and the Clean Team shall remain in force prior to the consummation of the Transaction, and for a period of five years following termination thereof in the event the Transaction is not consummated.

For the avoidance of doubt, Highly Confidential Information shall also constitute “Evaluation Material” as defined in the Mutual Nondisclosure Agreement between the parties.

Please indicate your agreement to the foregoing, effective as of the date first above mentioned, by signing below.

Sincerely,

Convio, Inc.

By:	/s/ James R. Offerdahl
James R. Offerdahl
CFO

ACCEPTED AND AGREED:

Blackbaud, Inc.

By:	/s/ Marc Chardon
Marc Chardon CEO

2

AMENDMENT TO

LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (the “Amendment”) is made and entered into as of December 23, 2011 (the “Effective Date”) by and between Convio, Inc., a Delaware corporation (“Convio”) and Blackbaud, Inc., a Delaware corporation (“Blackbaud”).

WITNESSETH:

WHEREAS, Convio and Blackbaud entered into that certain Letter Agreement dated as of December 22, 2011 (including all schedules thereto, the “Letter Agreement”);

WHEREAS, Schedule B to the Letter Agreement provides the working group list for the Transaction and marks by asterisk (*) those members of the working group that are part of the Clean Team; and

WHEREAS, Convio and Blackbaud desire to amend Schedule B to the Letter Agreement upon the terms and conditions enumerated below.

NOW, THEREFORE, in consideration of the premises, agreements and the mutual covenants and terms set forth in this Amendment and in the Letter Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1. Defined Terms. Capitalized terms used herein that are not otherwise defined herein will have the meanings given to them in the Letter Agreement.

2. Amendment to Schedule B. Schedule B to the Letter Agreement shall be replaced with Schedule B attached hereto.

3. Effect of Amendment. The provisions of the Letter Agreement are amended and modified by the provisions of this Amendment. If any provisions of the Letter Agreement are materially different from or inconsistent with any of the provisions of this Amendment, the provisions of this Amendment shall control, and the provisions of the Letter Agreement shall, to the extent of such difference or inconsistency, be deemed to be amended and modified.

5. Single Agreement. This Amendment and the Letter Agreement, as amended and modified by the provisions of this Amendment, shall constitute and be construed as a single agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Letter Agreement as of the Effective Date set out above.

CONVIO, INC.

By:	/s/ M. Scott Kerr
Name:	M. Scott Kerr
Title:	Vice President, General Counsel

BLACKBAUD, INC.

By:	/s/ Lance J. Ludman
Name:	Lance J. Ludman
Title:	Manager, Corporate Development

December 27, 2011

Blackbaud, Inc.

Re: Disclosure Procedures for Work Papers

Convio, Inc. (“Target”) and Blackbaud, Inc. (“Buyer”) are parties to the letter agreement dated December 22, 2011 regarding Disclosure Procedures for Highly Confidential Information (as amended, the “December 22nd Agreement”). In addition to the restrictions set forth in the December 22nd Agreement, Target and Buyer hereby enter into this letter agreement to impose additional restrictions regarding “Work Paper Highly Confidential Information”, in furtherance of Buyer’s efforts to conduct due diligence with respect to its potential acquisition of Target (the “Transaction”). “Work Paper Highly Confidential Information” shall include, without limitation, all information and documents that are (a) responsive to line items which Target has marked as Work Paper Highly Confidential Information on the diligence request list included in the electronic data room established by Target in connection with this Transaction, (b) provided for review at the offices of Target’s independent public accountants, (c) accounting work papers or (c) tax work papers. Buyer has indicated that review of Work Paper Highly Confidential Information by certain of its independent consultants or employees is necessary in order for Buyer to move forward in conducting due diligence on the Transaction.

Subject to this letter agreement, Target may grant access to Work Paper Highly Confidential Information to the independent consultants or employees of Buyer listed on Schedule A hereto (the “Work Paper Clean Team”). Buyer warrants that (a) no current or future member of the Work Paper Clean Team shall, prior to the consummation of the Transaction, and for a period of 2 years following termination of the Transaction in the event that the Transaction is not consummated, be involved in day-to-day sales and marketing or materials procurement; provided, further, that ordinary course approvals made by Buyer’s legal, accounting and finance personnel in accordance with Buyer’s internal controls, or tangential coordination without input into Buyer’s sales and marketing or materials procurement shall not be considered day-to-day involvement; and (b) each current member of the Work Paper Clean Team has been instructed, and agrees, and each future member of the Work Paper Clean Team shall be instructed and, as a condition of access to Work Paper Highly Confidential Information shall agree, (i) not to use any Work Paper Highly Confidential Information for any purpose unrelated to Buyer’s conduct of due diligence for the Transaction, and (ii) not to disclose any Work Paper Highly Confidential Information to anyone who is not on the Work Paper Clean Team, including, without limitation, employees, officers or directors of Buyer who are not on the Work Paper Clean Team. Subject to the provisions hereof, Schedule A may be amended in writing from time to time by mutual consent of the parties.

Nothing herein shall prohibit Work Paper Clean Team members from sharing aggregated data or information summaries based on Work Paper Highly Confidential Information with Buyer’s employees or representatives in a format and level approved by Target in advance; provided that, in doing so, Work Paper Clean Team members shall not disclose (without limitation) any of the following information obtained or derived from the Work Paper Highly Confidential Information: current or future pricing information, marketing or strategic customer engagement plans, customer names (or other information, such as specific customer locations, that would enable the identification of specific customers), information that would enable the identification of the specific formulations and products that are sold to specific customers, detailed cost and margin information, and competitively sensitive technical information (such as designs, specifications and product formulations) regarding Target’s products and technology.

Buyer shall be responsible for any acts or omissions of any Work Paper Clean Team member that constitutes a breach of the obligations set forth in this letter agreement. The obligations of Buyer and the Work Paper Clean Team shall remain in force prior to the consummation of the Transaction, and for a period of five years following termination thereof in the event the Transaction is not consummated.

For the avoidance of doubt, Work Paper Highly Confidential Information shall also constitute “Evaluation Material” as defined in the Mutual Nondisclosure Agreement between the parties and Highly Confidential Information as defined in the December 22nd Agreement.

Please indicate your agreement to the foregoing, effective as of the date first above mentioned, by signing below.

Sincerely,

Convio, Inc.

By:	/s/ Jim Offerdahl
Jim Offerdahl
CFO

ACCEPTED AND AGREED:

Blackbaud, Inc.

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Vice President and General Counsel

2

AMENDMENT TO

LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (the “Amendment”) is made and entered into as of December 30, 2011 (the “Effective Date”) by and between Convio, Inc., a Delaware corporation (“Convio”) and Blackbaud, Inc., a Delaware corporation (“Blackbaud”).

WITNESSETH:

WHEREAS, Convio and Blackbaud entered into that certain Letter Agreement dated as of December 22, 2011, as amended December 23, 2011 (including all schedules thereto, the “Letter Agreement”);

WHEREAS, Schedule B to the Letter Agreement provides the working group list for the Transaction and marks by asterisk (*) those members of the working group that are part of the Clean Team; and

WHEREAS, Convio and Blackbaud desire to amend Schedule B to the Letter Agreement upon the terms and conditions enumerated below.

NOW, THEREFORE, in consideration of the premises, agreements and the mutual covenants and terms set forth in this Amendment and in the Letter Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1. Defined Terms. Capitalized terms used herein that are not otherwise defined herein will have the meanings given to them in the Letter Agreement.

2. Amendment to Schedule B. Schedule B to the Letter Agreement shall be replaced with Schedule B attached hereto.

3. Effect of Amendment. The provisions of the Letter Agreement are amended and modified by the provisions of this Amendment. If any provisions of the Letter Agreement are materially different from or inconsistent with any of the provisions of this Amendment, the provisions of this Amendment shall control, and the provisions of the Letter Agreement shall, to the extent of such difference or inconsistency, be deemed to be amended and modified.

5. Single Agreement. This Amendment and the Letter Agreement, as amended and modified by the provisions of this Amendment, shall constitute and be construed as a single agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Letter Agreement as of the Effective Date set out above.

CONVIO, INC.

By:	/s/ M. Scott Kerr
Name:	M. Scott Kerr
Title:	Vice President, General Counsel

BLACKBAUD, INC.

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Vice President and General Counsel